Exhibit 10.3
IVANHOE ENERGY INC.
FIXED AND FLOATING CHARGE DEBENTURE
dated as of July 11, 2008

TABLE OF CONTENTS

Article 1 PROMISE TO PAY	1
1.1 Promise to Pay	1
1.2 Interest	1
Article 2 INTERPRETATION	1
2.1 Defined Terms	1
2.2 Industry Terms	5
2.3 Time	6
2.4 Schedules	6
2.5 References	6
2.6 Headings	6
2.7 Currency	6
2.8 Usage	6
2.9 Knowledge or Awareness	7
Article 3 REPRESENTATIONS AND WARRANTIES	7
3.1 Representations and Warranties	7
3.2 Survival	9
Article 4 COVENANTS	9
4.1 Covenants	9
Article 5 SECURITY	14
5.1 Mortgage, Charge and Security Interest	14
5.2 Last Day of Leases	15
5.3 Contractual Rights	15
5.4 The Secured Party Not Liable	15
5.5 Valid Irrespective of Incurring Obligations	15
5.6 Separate Security	15
5.7 Amalgamations	16
5.8 Guarantees	16
Article 6 SECURED PARTY RIGHTS	16
6.1 The Secured Party’s Right to Perform	16
6.2 Payment of Costs	17
6.3 Further Security	17
Article 7 PARTIAL RELEASES	18
7.1 Eminent Domain	18
7.2 Partial Release	18
Article 8 SUPPLEMENTAL DEBENTURES AND MODIFICATIONS	18
8.1 Supplemental Debentures	18
8.2 One Debenture	18
Article 9 DEFAULT	19
9.1 Security Becomes Enforceable	19
9.2 Receiver Appointed by the Secured Party	20
9.3 Receiver Appointed by the Court	21
9.4 Consultant Appointed by the Secured Party	22
9.5 Right of Possession, Collection, Sale, etc.	22
9.6 Retention of Mortgaged Property	22
9.7 Remedies under the PPSA	23
9.8 Specific Performance, Foreclosure, etc.	23

9.9 Effect of Appointment of Receiver	23
9.10 Costs and Expenses	23
9.11 Notice	24
9.12 Power of Attorney	24
9.13 Remedies Cumulative, Waiver of Defaults	24
9.14 Disposition of Amounts	24
9.15 Collection of Accounts	25
9.16 Trust During Stay	25
9.17 Rights of Third Parties	25
9.18 Judgment Against the Corporation	26
9.19 Conflict with Laws	26
9.20 Insolvency Proceedings	26
Article 10 DEFEASANCE	27
10.1 Defeasance	27
Article 11 SEVERABILITY	27
11.1 Severability	27
Article 12 NOTICES	28
12.1 Notices	28
Article 13 ASSIGNMENTS	28
13.1 Assignments	28
Article 14 INDEMNITIES	29
14.1 No Liability for Error of Judgment	29
14.2 No Liability in Receivership	29
14.3 Indemnity respecting Payments	29
14.4 General Indemnity	30
Article 15 GENERAL	30
15.1 Enurement	30
15.2 Waiver	30
15.3 Waiver of Presentment	31
15.4 Delay Not Waiver	31
15.5 Further Assurances	31
15.6 Governing Law	31
15.7 Pledge	31
15.8 Time is of the Essence	31
15.9 No Set-off or Counterclaim	32
15.10 Additional Security	32
15.11 Copy Received	32
15.12 Dealings by Secured Party	32
15.13 Acknowledgement	32

FIXED AND FLOATING CHARGE DEBENTURE
DATE:	July 11, 2008
SECURED	Talisman Energy Canada
PARTY’S	Suite 2000, 888-3rd Street SW
ADDRESS:	Calgary, Alberta T2P 5C5
ARTICLE 1
PROMISE TO PAY
1.1	Promise to Pay

IVANHOE ENERGY INC. (the “Corporation”), a corporation incorporated under the laws of the Yukon Territory, for value received hereby acknowledges itself indebted and promises to pay, on demand, to or to the order of the Secured Party (as hereinafter defined), the principal sum of Sixty Seven Million Five Hundred Thousand Dollars ($67,500,000) (the “Principal Sum”) in lawful money of Canada, together with all accrued and unpaid interest thereon and all other amounts due to the Secured Party under the terms hereof at the Secured Party’s address hereunder, or at such other place as the Secured Party may designate by notice in writing to the Corporation. Notwithstanding the Principal Sum of this Debenture and the interest rate provided for herein on such Principal Sum, the obligations secured by the deposit to the Secured Party of the Debenture as provided for herein shall not exceed the amount of the Liabilities.

1.2	Interest

The Principal Sum shall bear and accrue interest at the Interest Rate from the date hereof until paid, both before and after default and/or judgment (to the extent permitted by Applicable Law).
ARTICLE 2
INTERPRETATION
2.1	Defined Terms
     The following terms when used in this Debenture shall have the following meanings:
(a)	the words “Accessions”, “Accounts”, “Chattel Paper”, “Documents of Title”, “Goods”, “Instruments”, “Intangibles”, “Inventory”, “Money”, “Proceeds”, and “Investment Property” (including any singular or plural variation thereof whenever used herein) shall have the respective meanings given to such words in the PPSA;

(b)	“Account Debtor” shall mean a Person who is obligated to pay any Account, Chattel Paper and Instrument forming part of the Mortgaged Property;

(c)	“Applicable Law” shall mean any statute, law, bylaw, rule or regulation or any judgment, order, writ, injunction, decree or direction of any Governmental Entity to which a specified person or property is subject;

(d)	“Applicable Securities Laws” means all applicable Canadian and U.S. securities regulations, including the rules, regulations, notices, instruments and policies of the Securities Commissions;

(e)	“Asset Transfer Agreement” shall mean that certain asset transfer agreement dated July 11, 2008 between the Corporation and the Secured Party;

(f)	“Business Day” shall mean a day, excluding Saturday and Sunday, on which banking institutions are open for business in Calgary, Alberta, Toronto, Ontario and Vancouver, British Columbia;

(g)	“Contractual Rights” shall have the meaning ascribed thereto in Section 5.3;

(h)	“Corporation” shall mean Ivanhoe Energy Inc. and its successors and permitted assigns;

(i)	“Crude Bitumen” means a viscous mixture, mainly of hydrocarbons heavier then pentane, that may contain sulphur compounds;

(j)	“Debenture” shall mean this Debenture, as same may be amended, modified, supplemented or restated from time to time;

(k)	“Encumbrance” shall mean any mortgage, pledge, lien, charge, assignment, hypothecation, security interest, title retention or any other security arrangement howsoever created or arising and whether perfected or not;

(l)	“Event of Default” shall have the meaning ascribed thereto in Section 9.1;

(m)	“Excluded Securities” means all present and after-acquired shares or other securities of the Corporation in the capital of:
(i)	every existing Subsidiary (as defined in the Asset Transfer Agreement); and

(ii)	every subsidiary of the Corporation created, acquired or coming into existence after the date hereof, but excluding in all events the shares, partnership interests and other equity interests in and to the Affiliates, partnerships and subsidiaries as set forth in Section 4.1(r);

(n)	“Governmental Entity” shall mean any court or tribunal in any jurisdiction or any federal, territorial, provincial, municipal or other governmental body, agency, authority, department, commission, board or instrumentality;

(o)	“Hedging Arrangements” has the meaning ascribed to that term in Section 4.1(u);

(p)	“Indebtedness” shall mean all present and future indebtedness and liability of the Corporation to the Secured Party arising in connection with or pursuant to, or as evidenced by, the Asset Transfer Agreement and the Notes;

(q)	“Intellectual Property” means all present and after acquired intellectual or industrial property of the Corporation, including, without limitation, all, Canadian and Non-Canadian, patents, patent applications, inventions, copyright (whether registered or not), copyright applications, trademarks, (whether registered or not), trademark applications, trade names, moral and personality rights, industrial designs (whether registered or not), industrial design applications, trade secrets, know-how, confidential and other proprietary information, and contractual rights and any and all covenants not to compete in favour of the Corporation, and all income, royalties, damages, payments and claims now and hereafter due and or payable to the Corporation with respect thereto; including, but without limitation, the Intellectual Property, if any, described in Schedule “B”.

(r)	“Interest Rate” shall mean the annual rate of interest equal to the Prime Rate plus five (5) percent, calculated daily and not compounded;

(s)	“LaSalle Credit Agreement” means the credit agreement dated as of October 30, 2006 among Ivanhoe Energy (USA) Inc., as borrower, the Corporation and certain other persons, as guarantors, LaSalle Bank, National Association, as administrative agent and issuing lender, and the financial institutions from time to time party thereto;

(t)	“LaSalle Guaranty” means the continuing guaranty agreement dated as of October 30, 2006 from the Corporation and certain other persons, as guarantors, to LaSalle Bank, National Association;

(u)	“LaSalle Security Agreement” means the security agreement and pledge dated as of October 30, 2006 from the Corporation to LaSalle Bank, National Association;

(v)	“Liabilities” shall mean the liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Corporation to the Secured Party under or in connection with each of the Transaction Documents and every party of such liabilities and obligations;

(w)	“Material Adverse Effect” means an effect which, taking into account all relevant circumstances would reasonably be expected to be:
(i)	materially adverse to the Corporation’s ability to perform its obligations under the Transaction Documents; or

(ii)	materially prejudicial to the validity, enforceability or intended priority of the Security.
(x)	“Mortgaged Property” has the meaning ascribed to that term in Section 5.1;

(y)	“Notes” shall mean the two promissory notes dated as of the date hereof granted by the Corporation in favour of the Secured Party in the amounts of $12,500,000 and $40,000,000 respectively, as such notes may be amended, modified, supplemented or restated from time to time;

(z)	“Oil Sands” shall mean:
(i)	sands and other rock materials containing Crude Bitumen;

(ii)	the Crude Bitumen contained in those sands and other rock materials; and

(iii)	any other hydrocarbon or mineral substances, other than natural gas, in association with that Crude Bitumen or those sands and other rock materials referred to in subsections (i) and (ii);
(aa)	“Oil Sands Leases” shall mean those leases described in Exhibit “1” to Schedule A hereto, as such leases may be amended, modified, supplemented, restated or replaced from time to time, together with all other instruments that may be issued pursuant thereto or in connection therewith from time to time;

(bb)	“PPSA” shall mean the Personal Property Security Act (Alberta) as amended;

(cc)	“Permitted Encumbrances” shall have the meaning ascribed thereto in the Asset Transfer Agreement; provided that “Permitted Encumbrances” shall include (i) any liens or security on the Specifically Mortgaged Property ranking subsequent to or subordinate to the Security where the holder of such lien or security has entered into an intercreditor or subordination agreement satisfying the requirements set forth in clause 13.1(a) of the Asset Transfer Agreement and (ii) such Encumbrances on the Mortgaged Property other than the Specifically Mortgaged Property (which for greater certainty shall include any personal property that may form part of, or constitute proceeds from, such Specifically Mortgaged Property) or the Pledged Shares (as that term is defined in the Asset Transfer Agreement);

(dd)	“Person” shall mean an individual, firm, partnership, company, corporation, Governmental Entity, unincorporated body of persons or association or other entity recognized by law;

(ee)	“Principal Sum” shall mean Sixty Seven Million Five Hundred Thousand Dollars ($67,500,000) in lawful money of Canada;

(ff)	“Product” shall mean any products obtained pursuant to the Oil Sands Leases by:
(i)	processing Oil Sands, Crude Bitumen or derivatives of Crude Bitumen, or

(ii)	by reprocessing a product referred to in subclause (i),
and includes any products obtained by any subsequent reprocessing of the products obtained under subclauses (i) and (ii);
(gg)	“Receivables” shall mean all debts, claims and choses in action (including, without limitation, Accounts and Chattel Paper) now or in the future due or owing to or owned by the Corporation;

(hh)	“Receiver” shall mean any receiver appointed (whether pursuant to court order or otherwise) as hereinafter contemplated or provided for, and shall include a receiver, manager and a receiver manager;

(ii)	“SEC” means the United States Securities and Exchange Commission;

(jj)	“Secured Party” shall mean Talisman Energy Canada, and its successors and permitted assigns;

(kk)	“Securities Commissions” means the securities commissions or securities regulatory authorities in each of the provinces of Canada and the Yukon Territory, and the SEC;

(ll)	“Security” shall mean the mortgages, charges and security interests referred to in Section 5.1, created or intended to be created by this Debenture;

(mm)	“Specifically Mortgaged Lands” shall mean the lands described in Exhibit “1” to Schedule A hereto, together with any and all lands which may now or hereafter be pooled, unitized or otherwise combined therewith, and including all Oil Sands and other hydrocarbons within, upon or under such lands;

(nn)	“Specifically Mortgaged Property” has the meaning ascribed thereto in Section 5.1(a);

(oo)	“Taxes” shall mean all ad valorem, property, occupation, gathering, pipeline, regulating, windfall profit, severance, gross production, sales, GST, excise and other taxes and governmental charges and assessments imposed upon the Corporation or its assets excluding income taxes;

(pp)	“Transaction Documents” shall mean this Debenture, the Asset Transfer Agreement and the Notes; and

(qq)	“Wells” shall mean the wells now or hereafter located on the Specifically Mortgaged Lands.
2.2	Industry Terms
     In this Debenture, words, phrases or expressions which are not defined herein, and which in the usage or custom of the North American petroleum and natural gas industry have an accepted meaning, shall have that meaning.

2.3	Time
     Unless clearly stated otherwise, all references to time in this Debenture shall refer to local time in Calgary, Alberta.
2.4	Schedules
     The following schedules which are appended hereto are incorporated into and are part of this Debenture, by this reference, as fully as though contained in the body of this Debenture:
Schedule A	—	Specifically Mortgaged Property, Specifically Mortgaged Lands and Oil Sands Leases

Schedule B	—	Intellectual Property
2.5	References
     Whenever any provision of any schedule to this Debenture conflicts with any provision in the body of this Debenture, the provisions of the body of this Debenture shall prevail. References herein to a schedule shall mean a reference to a schedule to this Debenture.
2.6	Headings
     The division of this Debenture into table of contents, articles, sections, subsections, paragraphs and sub-paragraphs and the provision of headings for all or any of them is for convenience of reference only and shall not affect the interpretation of this Debenture.
2.7	Currency
     Unless otherwise specified herein, all references to currency are to lawful money of Canada and all payments contemplated hereby shall be in the currency of Canada.
2.8	Usage
     In this Debenture, unless there is something in the subject matter or context inconsistent therewith:
(a)	words importing the singular shall include the plural and vice versa;

(b)	words importing gender shall include the masculine, feminine and neuter genders; and

(c)	references to any statute shall extend to any orders-in-council or regulations passed under and pursuant thereto, or any amendment or re-enactment of such statute, orders-in-council or regulations, or any statute, orders-in-council or regulations substantially in replacement thereof.

2.9	Knowledge or Awareness
     In this Debenture, the stated knowledge, information, belief or awareness of the Corporation consists only of the actual knowledge or awareness, as the case may be, of the current officers and managers of the Corporation whose normal responsibilities relate to the matter in question in the course of their normal duties after due enquiry, and does not include knowledge, information or belief and awareness of any other Person or Persons or any constructive or imputed knowledge. The Corporation does not have any obligation to make inquiry of third parties or the files and records of any third party or public authority in connection with representations and warranties that are made to its knowledge, information, belief or awareness.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
3.1	Representations and Warranties
     The Corporation hereby represents and warrants to the Secured Party as follows:
(a)	the Corporation is a corporation duly organized, validly subsisting and in good standing under the laws of its jurisdiction of incorporation and duly registered, validly subsisting and authorized to carry on business in the jurisdictions in which the Specifically Mortgaged Property is located; the Corporation has all requisite corporate authority and power to carry on its business and to own its properties and assets;

(b)	the Corporation has taken all necessary corporate actions and has all requisite capacity, power and authority to enter into this Debenture and the other Transaction Documents, and to perform all other obligations of the Corporation under this Debenture and the other Transaction Documents (including the issuance of securities upon the conversion of the convertible Note);

(c)	this Debenture and the other Transaction Documents have been duly executed and delivered by it and constitute legal, valid, binding and enforceable obligations of the Corporation subject to the qualification that such enforceability may be subject to:
(i)	bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditor’s rights generally; and

(ii)	general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law);
(d)	the consummation by the Corporation of the transactions contemplated herein will not, in any material respect, violate, be in breach of, or conflict with any of the constating documents, charter, by-laws or other governing documents of the Corporation or any provision of any material agreement or instrument to which the Corporation is party or by which the Corporation, its shares or the Specifically Mortgaged Property are bound, or any Applicable Law;

(e)	the Corporation meets all qualification requirements of all Governmental Entities and under Applicable Laws to purchase, accept and hold the Specifically Mortgaged Property;

(f)	none of the Securities Commissions, the Toronto Stock Exchange and NASDAQ has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation, and the Corporation is not in default of any material requirement of Applicable Securities Laws except where such default could not reasonably be expected to have a Material Adverse Effect;

(g)	upon conversion of the Convertible Note in accordance with its terms, the securities so issued will be validly issued as fully paid and non-assessable securities of the Corporation;

(h)	this Debenture is granted in accordance with resolutions of the directors of the Corporation and all necessary corporate action has been taken so as to authorize and make the execution and delivery of this Debenture and the performance of the obligations of the Corporation hereunder legal, valid and binding and enforceable by the Secured Party against the Corporation and the Mortgaged Property in accordance with its terms;

(i)	the Corporation confirms that, except for the Permitted Encumbrances,
(i)	it has not assigned, mortgaged or in any way alienated or encumbered all or any portion of its interest in the Specifically Mortgaged Property; and

(ii)	it has good right and lawful authority to charge the Mortgaged Property in accordance with Section 5.1;
(j)	as of the date hereof, the address of the Corporation’s chief executive office is Vancouver, British Columbia and the Corporation, through its subsidiaries, carries on business only in the Province of Alberta, the States of California and Texas and in the People’s Republic of China;

(k)	the Specifically Mortgaged Property is free and clear of all Encumbrances and adverse claims created by, through or under the Corporation other than (i) the Security and (ii) the Permitted Encumbrances; except for the Permitted Encumbrances, there is no fact or circumstance in existence which could support the registration, exercise or enforcement of any Encumbrance created by, through or under the Corporation against the Mortgaged Property;

(l)	the Corporation has obtained all consents, waivers and other similar instruments that may be required under the LaSalle Credit Agreement, the LaSalle Guaranty and the LaSalle Security Agreement (and any instruments issued in connection therewith) in connection with the execution and delivery of this Debenture and the other Transaction Documents, and the performance of the Corporation’s obligations hereunder and thereunder;

(m)	no default or Event of Default exists or would be reasonably expected to result from the incurring of the Indebtedness by the Corporation or the execution, delivery or performance of this Debenture and the other Transaction Documents;

(n)	upon the occurrence of an Event of Default the Secured Party shall be entitled to quiet possession of the Specifically Mortgaged Property free from all Encumbrances except for the Permitted Encumbrances subject to bankruptcy and insolvency laws and other similar laws of general application affecting the enforcement of creditors; to the discretion of the courts in granting equitable remedies, and to general principles of law and equity; and

(o)	the Corporation is the owner of the Intellectual Property applications and registrations (if any) described in Schedule “B”; to the best knowledge of the Corporation, there are no outstanding claims of ownership by third parties in respect of such registrations and applications; and all are valid and in good standing.
3.2	Survival
     The representations and warranties contained in Section 3.1 shall continue until the Indebtedness has been paid in full and shall survive the execution and delivery of this Debenture and the provision of any obligation secured hereby.
ARTICLE 4
COVENANTS
4.1	Covenants
     The Corporation covenants and agrees with the Secured Party:
(a)	to pay the Indebtedness and other monies hereby secured in accordance with the terms of this Debenture and the other Transaction Documents;

(b)	to advise the Secured Party promptly in reasonable detail of:
(i)	any change in the location of the chief executive office of the Corporation;

(ii)	any additional places where the Corporation is carrying on business;

(iii)	any acquisition of any additional lands in connection with the Specifically Mortgaged Property and any rights acquired in connection therewith;
(c)	to comply with each and every term, covenant, condition and agreement under the Transaction Documents and to not do anything which would result in a breach of the Transaction Documents that may have a Material Adverse Effect;

(d)	that it will furnish to the Secured Party:
(i)	annual audited consolidated financial statements of the Corporation within ninety (90) days after each fiscal year end, together with notes thereto as required by Canadian generally accepted accounting principles;

(ii)	such periodic reports (including any reserve reports it obtains or receives in connection with all or any of the Specifically Mortgaged Property) and filings the Corporation makes with securities commissions, if any, that the Corporation is also obligated to provide to any of its shareholders; and

(iii)	a quarterly report within forty-five (45) days after each fiscal quarter end containing a copy of any reserve reports it obtains or receives in connection with all or any of the Specifically Mortgaged Property, and such other production, exploration, development, financial, environmental and other information pertaining to the Specifically Mortgaged Property as customarily prepared by the Corporation for its own purposes or for disclosure to the public or which relates to a material matter in respect of the Specifically Mortgaged Property, provided that the Corporation shall be deemed to have made such delivery of such information if it shall have made timely disclosure of such information on “SEDAR” (at the date of this Debenture located on the world wide web at http://www.sedar.com);

(e)	that it will give the Secured Party prompt notice of any Event of Default or any event which, with notice or lapse of time, or both, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to constitute (with the passage of time or otherwise) an Event of Default and specify in such notice the nature of the event and the steps taken or proposed to be taken to remedy same;

(f)	that it will: (i) maintain its properties and title thereto (including the Specifically Mortgaged Property); (ii) maintain, repair and keep in good working order and condition its property and assets; (iii) carry on and continuously conduct its business; and (iv) operate its hydrocarbon assets for which it is operator, in accordance with good oilfield practices, accepted industry standards except to the extent failure to do so would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect;

(g)	that it will comply with all Applicable Laws including, without limitation, all Applicable Laws relating to the environment, and it will obtain and maintain in good standing at all times those permits, licenses, instruments and other authorizations which are required pursuant to Applicable Law to operate its business, including all necessary environmental permits, except to the extent failure to do so would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect;

(h)	that it will provide to the Secured Party as soon as reasonably practicable upon receiving a request therefor from the Secured Party, any and all reports, studies, information and documents the Secured Party may reasonably request respecting the environmental condition of the Specifically Mortgaged Land, or any liability the Corporation may have for environmental claims or damage relating thereto;

(i)	that it will promptly upon acquiring knowledge thereof, notify the Secured Party of the discovery of any contaminant or of any release of a contaminant into the environment from or upon the Specifically Mortgaged Land which contaminant or release could reasonably be expected to have a Material Adverse Effect;

(j)	that it will obtain and maintain in full force and effect such policies of insurance in such amounts, with such deductibles and issued by insurers of recognized standing covering the Specifically Mortgaged Property as are customarily maintained by Persons engaged in the same or a similar business in the localities where its properties and operations are located and it will deliver to the Secured Party upon request evidence that all such policies of insurance are in full force and effect; the loss payable clauses or provisions in said insurance policies insuring any of the Specifically Mortgaged Property shall be endorsed in favor of and name the Secured Party as the first loss payee, and such policies shall also name the Secured Party as an “additional insured” and provide that the insurer will give at least thirty (30) days prior notice of any cancellation to the Secured Party;

(k)	that it will file all income tax returns which are or will be required to be filed, pay or make provision for payment of all taxes, levies (including without limitation income taxes, GST, withholding taxes and property taxes), assessments, deductions at source (including without limitation Canada Pension Plan and Employment Insurance deductions, and Worker’s Compensation Board premiums, assessments, claims and charges), crown royalties, severance taxes and all other financial obligations (including interest and penalties) to any Governmental Entity, to any regulatory authority or agency, and to any other Person having similar lien rights which are or will become due and payable, and provide adequate reserves in accordance with Canadian generally accepted accounting practices for the payment of any of the aforementioned items if the payment thereof is being contested, with concurrent notice thereof to the Secured Party of such contest;

(l)	that it will defend the Specifically Mortgaged Property from all adverse claims where the failure to do so could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect;

(m)	that it will forthwith notify the Secured Party of the receipt by the Corporation or any agent or trustee on its behalf, of any notification respecting a pending or actual refusal, variation, rescission or cancellation of any of the leases (including the Oil Sands Leases), permits, licenses, approvals, consents or inspections required by or relating to the Specifically Mortgaged Property if any such refusal, variation, rescission or cancellation could reasonably be expected to have, singly or in the aggregate with any other refusal, variation, rescission or cancellation, a Material Adverse Effect;

(n)	that it will perform all obligations under all leases (including the Oil Sands Leases), title documents, licenses, permits, contracts, agreements and other instruments relating to the Specifically Mortgaged Property, including payment of rentals, royalties, taxes or other charges in respect thereof which are necessary to maintain all such leases, title documents, licenses, permits, contracts and agreements in good standing in all respects, except to the extent failure to do so would not have a Material Adverse Effect;

(o)	that it will do all things reasonably requested by the Secured Party to protect and maintain the Security and the priority thereof with respect to the Specifically Mortgaged Property (as contemplated herein) in relation to other Persons; that it will promptly cure any defects in the creation, issuance execution or delivery of this Debenture or any other Transaction Documents; and that it will satisfy all claims and charges which in the reasonable opinion of the Secured Party might prejudice, impair or otherwise have a Material Adverse Effect on any of the Specifically Mortgaged Property or the Encumbrances thereon in favor of the Secured Party;

(p)	that it will keep and maintain proper books of account and records covering its business and affairs respecting the Specifically Mortgaged Property in accordance with generally accepted industry standards except to the extent failure to do so would not have a Material Adverse Effect;

(q)	that it will forthwith notify the Secured Party of:
(i)	any actual, pending or threatened exercise of any Encumbrance against the Corporation or any of its property or assets, including any actual, pending or threatened filing or registration of any builders or operators lien and any certificate of lis pendens against the Specifically Mortgaged Property; and

(ii)	any actual, pending or threatened action or proceeding against the Corporation or any of its property or assets, which could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect;
(r)	that it will not, without the prior written consent of the Secured Party, which consent may be withheld in the Secured Party’s sole discretion, sell, transfer, convey, lease or otherwise dispose of any interest in and to the Specifically Mortgaged Property; provided that, upon written notice, it shall be entitled assign an interest to a wholly owned Affiliate (as such term is defined in the Asset Transfer Agreement) or a partnership with respect to which the Corporation and one or more direct or indirect wholly owned subsidiaries of the Corporation are the only partners thereof if, and only if:
(i)	the Corporation first pledges in favor of the Secured Party the shares, partnership interests and other equity interests in each such Affiliate,

partnership, and subsidiary pursuant to a securities pledge agreement in form and substance satisfactory to the Secured Party, acting reasonably; and
(ii)	each such Affiliate, partnership and subsidiary:
(A)	first agrees with the Secured Party and the Corporation pursuant to an agreement in form and substance satisfactory to the Secured Party, acting reasonably, to be jointly and severally liable for all obligations and liabilities of the Corporation under this Debenture and each other Transaction Document; such agreement shall also confirm that notwithstanding any such assignment the Corporation shall at all times remain responsible for all, and shall not be released from any, obligations and liabilities under this Debenture and each other Transaction Document and that the Corporation shall do all such things required to cause such Affiliate, partnership and subsidiary to perform all obligations and liabilities assumed by them; and
(B)	first executes and delivers to the Secured Party a debenture and deposit agreement that is substantially in the form of this Debenture and the associated deposit agreement, pursuant to which each such Affiliate, partnership and subsidiary inter alia grants to the Secured Party a first priority mortgage, charge and security interest in all of its right, title, estate and interest in and to the Specifically Mortgaged Property;
(s)	that it will not provide, create, grant, assume or otherwise allow a security interest or Encumbrance over any of the Specifically Mortgaged Property or any of its right, title, estate or interest therein, except for the Permitted Encumbrances;
(t)	that it will not be a party to any amalgamation, merger, plan of arrangement, consolidation, non-arms length transaction, or any transaction not in the ordinary course of business, that may have a Material Adverse Effect;
(u)	that it will not enter into any other arrangements respecting the sale of any hydrocarbons within, upon or under the Specifically Mortgaged Lands or any Products on a fixed price basis for a term in excess of thirty (30) days, including forward sale arrangements, commodity swap arrangements or other hedging arrangements (collectively, “Hedging Arrangements”); and
(v)	that it will not enter into any contract respecting Hedging Arrangements the effect of which is to monetize or settle any amount that may at any time be owing under any of such Hedging Arrangements for an amount that is less than the fixed amounts payable under such Hedging Arrangements over the full term thereof.
     All covenants contained herein shall remain in force for the benefit of the Secured Party at all times before, on and after the making of the date hereof.

ARTICLE 5
SECURITY
5.1	Mortgage, Charge and Security Interest
     As security for the payment of the Indebtedness and for the performance of any and all indebtedness, liabilities, obligations, covenants, agreements and undertakings, present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, of the Corporation to the Secured Party, of whatsoever nature and kind and howsoever arising including, without limitation, those arising under or in connection with the Transaction Documents, the Corporation hereby:
(a)	mortgages and charges as and by way of a fixed and specific mortgage and charge to and in favour of the Secured Party, and grants to the Secured Party a security interest, in and to all of the Corporation’s present and after—acquired right, title, estate and interest in and to the Specifically Mortgaged Lands, the Oil Sands Leases, all Oil Sands and other hydrocarbons produced from the Specifically Mortgaged Lands, the Products, and all proceeds arising from or in connection with any of the foregoing, together with any and all accretions and accessions to the Specifically Mortgaged Lands, substitutions for the Oil Sands Leases, and any and all fixtures and attachments as may be necessary for the effective use and operation of the Specifically Mortgaged Lands, and including all of the Corporation’s present and after-acquired right, title, estate and interest in and to: (i) the interests in the Specifically Mortgaged Lands and the Oil Sands Leases as set forth in Exhibit “1” to Schedule “A” hereto; (ii) the property, rights, interests and other items described in Schedule “A” hereto; (iii) the Wells; and (iv) all Proceeds derived from any of the foregoing (collectively, the “Specifically Mortgaged Property”);

(b)	mortgages, charges, grants and assigns to and in favour of the Secured Party as and by way of a floating mortgage, charge and security interest all of its present and after-acquired right, title, estate and interest in and to all real property that is not subject to the fixed and specific mortgage, charge and security interest provided for in Section 5.1(a), including proceeds thereof together with any and all accretions and accessions thereto, substitutions therefor and any and all fixtures and attachments and other property at any time or times placed upon or associated with, or as may be necessary for the effective use and operation of, such property; and

(c)	mortgages, charges, grants, creates and assigns to and in favour of the Secured Party as and by way of a fixed and specific mortgage, charge and security interest, and the Secured Party hereby takes a continuing security interest, in all of the Corporation’s present and after-acquired personal property of whatsoever nature and kind and wheresoever situate including, without limitation, all of its right, title, estate and interest in its Goods, Chattel Paper, Investment Property (other than the Excluded Securities), Documents of Title, Instruments, Money, Intangibles, Receivables and Intellectual Property, together with any and all other property and undertakings not included in Section 5.1(a) or (b) above.

     For all purposes in this Debenture, the term “Mortgaged Property” shall mean and include all present, after-acquired and future undertakings, property and assets of the Corporation, all as described in Sections 5.1(a), (b) and (c).
5.2	Last Day of Leases
     The Security shall not extend or apply to, and the Mortgaged Property shall not include, the last day of the term of any lease or agreement therefor; however, the Corporation will hold such last day in trust for the Secured Party and upon the enforcement of the Security the Corporation will assign the same as directed by the Secured Party.
5.3	Contractual Rights
     The Security shall not extend or apply to, and the Mortgaged Property shall not include, any agreement, right, franchise, license or permit (the “Contractual Rights”) to which the Corporation is a party or of which the Corporation has the benefit, to the extent that the creation of the Security herein would constitute a breach of the terms of or permit any person to terminate the Contractual Rights, but the Corporation shall hold its interest therein in trust for the Secured Party, shall use its best efforts to forthwith obtain such consent, and shall assign such Contractual Rights to the Secured Party forthwith upon obtaining the consent of the other party or parties thereto. To the best of the Corporation’s knowledge, as at the date hereof there are no Contractual Rights which may by breached by the grant of the Security herein or which may permit any person to terminate any Contractual Rights, nor is the Corporation required to obtain the consent of any person in connection with the grant of the Security other than those consents already obtained in connection with the LaSalle Credit Agreement.
5.4	The Secured Party Not Liable
     Notwithstanding the provisions contained in this Article 5, the Corporation shall remain liable to perform all of its duties and obligations in respect of the Mortgaged Property to the same extent as if this Debenture had not been executed, and the exercise by the Secured Party of any of its rights under this Debenture shall not release the Corporation from such duties and obligations and the Secured Party shall have no liability for such duties or obligations by reason of the execution and delivery of this Debenture.
5.5	Valid Irrespective of Incurring Obligations
     The Security shall be effective whether or not the obligations hereby secured or intended to be secured or any part thereof shall be extended, made or provided before or after or upon the date of execution of this Debenture.
5.6	Separate Security
     Each of the mortgage, charge and security interests contained in this Debenture is a separate collateral security given in addition to and independent of the other.

5.7	Amalgamations
     The Corporation acknowledges and agrees that in the event it amalgamates with any other corporation or corporations it is the intention of the Corporation and the Secured Party that the term “Corporation” when used herein shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the Security shall secure the indebtedness of each of the amalgamating corporations and the amalgamated corporation to the Secured Party at the time of amalgamation and any indebtedness of the amalgamated corporation to the Secured Party thereafter arising. The Security shall attach to all of the Mortgaged Property owned by each corporation amalgamating with the Corporation, and by the amalgamated corporation, at the time of amalgamation, and shall attach to any Mortgaged Property thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.
5.8	Guarantees
     This Debenture shall also operate as security for the due observance and performance of all obligations of the Corporation under all guarantees made by the Corporation in favour of the Secured Party whether the same are made prior to, concurrent with or after the date hereof, and for the due payment of all monies that at any time and from time to time become payable by the Corporation to the Secured Party pursuant to any and all such guarantees
ARTICLE 6
SECURED PARTY RIGHTS
6.1	The Secured Party’s Right to Perform
(a)	The Corporation agrees that if it fails punctually to perform any act or to take any action under this Debenture or the other Transaction Documents which it is required to perform or take or to pay timely any money which the Corporation is required to pay under this Debenture or the other Transaction Documents, the Secured Party, in the Corporation’s name or its own name, may (but shall not be obligated to) perform or cause to be performed such act or take such action or pay such money, and any expenses incurred by the Secured Party in regard thereto and any money so paid by the Secured Party shall be payable by the Corporation to the Secured Party on demand, shall bear interest from the date of the making of payment thereof by the Secured Party until paid at the Interest Rate (with all provisions pertaining to the calculation and payment of interest in this Debenture applying thereto) and shall form part of the Indebtedness secured hereby. The Secured Party, upon making any such payment, shall be subrogated to all of the rights of the Person receiving such payment. The exercise of the privileges granted in this Section 6.1 shall in no way be considered or constitute a waiver of the right of the Secured Party to at any time demand payment of the Principal Sum, interest thereon and all other monies secured hereby, but is cumulative of such right and all other rights herein given.
(b)	The Corporation agrees that the Secured Party, in the Corporation’s name or its own name, may (but shall not be obligated to) pay or satisfy all or any part of any Encumbrance (other than a Permitted Encumbrance unless an Event of Default has occurred and is continuing) now existing or hereafter created or claimed on any part of the Specifically Mortgaged Property or any amount secured thereby, where in the Secured Party’s opinion such Encumbrance ranks, purports to rank or may be capable of ranking in priority to or pari passu with the Security on any of the Specifically Mortgaged Property or may impair the value to the Secured Party of the Security, may impair in any way the Secured Party’s flexibility, discretion, rights or options in regard to the Security or the enforcement of the same in respect of any of the Specifically Mortgaged Property; and any amount so paid by the Secured Party shall be payable by the Corporation to the Secured Party on demand, shall bear interest from the date of the making of payment thereof by the Secured Party until paid at the Interest Rate (with all provisions pertaining to the calculation and payment of interest in this Debenture applying thereto), and shall form part of the Indebtedness secured hereby. The Secured Party, upon making any such payment, shall be subrogated to all of the rights of the Person receiving such payment.
6.2	Payment of Costs
     The Corporation agrees to pay all costs, charges and expenses (including reasonable legal fees on a solicitor and client basis) of, or incurred by the Secured Party in connection with the filing, recording and registration of this Debenture and the Security, the collection of the Indebtedness, the enforcement of the Security against the Mortgaged Property or any part thereof and the enforcement of other rights and remedies hereunder. All costs, charges and expenses so incurred shall be payable by the Corporation to the Secured Party on demand, shall bear interest at the Interest Rate (with all provisions pertaining to the calculation and payment of interest in this Debenture applying thereto) and shall form part of the Indebtedness secured hereby.
6.3	Further Security
     If and whenever and as often as the Secured Party may request, the Corporation will duly execute and deliver all such supplementary and corrective instruments and other documents and assurances as the Secured Party, acting reasonably, deems necessary or advisable for the perfection and protection of the Security and the rights conferred or intended to be conferred upon the Secured Party hereunder. The Corporation hereby authorizes the Secured Party to file such financing statements, financing change statements and other documents including, without limitation, this Debenture (or a caveat or notice in respect thereof) with the Alberta Department of Energy or any other Governmental Entity or public registry, in respect of the Mortgaged Property as the Secured Party may deem appropriate to perfect on an ongoing basis and continue the Security, and to protect and preserve the Mortgaged Property. The Corporation hereby acknowledges that the Secured Party is to be granted a first priority fixed and specific mortgage, charge and security interest in and to the Specifically Mortgaged Property.

ARTICLE 7
PARTIAL RELEASES
7.1	Eminent Domain
     Should any interest in or any part of the Specifically Mortgaged Property be taken by the exercise of the right of eminent domain or taken, purchased or expropriated by any Governmental Entity or taken by a power reserved in any grant, the Secured Party may release the Specifically Mortgaged Property so taken or purchased and shall be fully protected in so doing upon being furnished with an opinion of its counsel to the effect that such Specifically Mortgaged Property has been taken by exercise of the right of eminent domain or purchased or expropriated by any Governmental Entity or a power reserved in any grant. The Proceeds of all Specifically Mortgaged Property so taken, purchased or expropriated shall be paid over to the Secured Party to satisfy, in whole or in part as the case may be, the Indebtedness.
7.2	Partial Release
     No postponement or partial release or discharge of the Security in respect of all or any part of the Mortgaged Property shall in any way operate or be construed so as to release and discharge the Security in respect of the Mortgaged Property except as therein specifically provided, or so as to release or discharge the Corporation from its liability to the Secured Party to fully pay and satisfy the Indebtedness and all other monies due or remaining unpaid by the Corporation to the Secured Party.
ARTICLE 8
SUPPLEMENTAL DEBENTURES AND MODIFICATIONS
8.1	Supplemental Debentures
     At any time and from time to time, at the request of the Secured Party, the Corporation shall execute supplemental debentures hereto for any purpose, including without limitation, to more particularly describe the Mortgaged Property or to correct or amplify the description of the Mortgaged Property, to better assure, convey and confirm unto the Secured Party any Mortgaged Property, to update Schedule A or to more effectively subject any after-acquired property to the Security.
8.2	One Debenture
     Upon the execution of any supplemental debenture under this Article 8 or any other modification agreed to by the Secured Party, this Debenture shall be modified in accordance therewith, and each supplemental debenture or modification shall form a part of this Debenture for all purposes and the Corporation shall be bound thereby.

ARTICLE 9
DEFAULT
9.1	Security Becomes Enforceable
     Without limiting in any way the right of the Secured Party to make demand for payment of the Indebtedness and any other monies secured by this Debenture, at any time, the Indebtedness and any other monies secured by this Debenture shall, at the option of the Secured Party, become immediately due and payable and the Security shall become immediately enforceable and the Secured Party may enforce or resort to the Security or any part or parts thereof and exercise any remedy hereunder or under law or equity in each and every of the following events (each of such events being hereinafter called an “Event of Default”):
(a)	if the Corporation makes a default in the payment, in whole or in part, of the Indebtedness or any other monies secured hereby (including without limitation any principal or interest amounts payable pursuant to either of the Notes) when due and payable to the Secured Party and such amount is not paid within two (2) Business Days following notice from the Secured Party;

(b)	if the Corporation institutes proceedings for its winding up, liquidation or dissolution or to be adjudicated a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition, application, proposal, answer or consent seeking reorganization, readjustment, arrangement, composition, protection from creditors or similar relief under any bankruptcy or creditor’s arrangement laws or any other similar Applicable Law (or delivers or files any notice of an intention to do any of the foregoing) or consents to the filing of any such petition, proposal, answer or consent or consents to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of any of its property or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or if it takes any corporate action approving, consenting to or authorizing any of the foregoing;

(c)	if a court having jurisdiction in the circumstances enters a decree or order adjudging the Corporation bankrupt or insolvent, or grants a petition seeking reorganization, readjustment, arrangement, composition, protection from creditors or similar relief with respect to the Corporation under any bankruptcy law, creditor’s arrangement law or any other similar Applicable Law, or if a decree or order of a court having jurisdiction in the circumstances for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of any of the property of the Corporation or for the winding up, dissolution or liquidation of its affairs, is entered;

(d)	if, for a period of three (3) Business Days after written notice from the Secured Party this Debenture shall for any reason be invalid or no longer in effect;

(e)	if any representation or warranty in this Debenture shall be false or inaccurate in any material respect and is not remedied to the satisfaction of the Secured Party within twenty (20) days after written notice of the same from the Secured Party where such false or inaccurate representation or warranty could reasonably be expected to have a Material Adverse Effect;

(f)	if a final judgment or judgments (in respect of which all appeal periods have expired) are obtained against the Corporation for an amount in excess of $500,000 in the aggregate, and any or all of such judgments remain unsatisfied for a period of thirty (30) days from the issuance thereof;

(g)	if a writ, execution or attachment or similar process is issued or levied against the property of the Corporation in connection with any judgment or judgments aggregating in excess of $500,000 and such writ, execution, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within thirty (30) days after its entry, commencement or levy;

(h)	default by the Corporation under any obligation (including without limitation guaranteed obligations) to repay indebtedness for borrowed money when due (including pursuant to the LaSalle Credit Agreement) other than those amounts so due which, in the aggregate, are less than $500,000;

(i)	failure of the Corporation to cure or remedy any non-observance or non-performance of any of the covenants set forth in Section 4.1 of this Agreement within twenty (20) days after written notice of same from the Secured Party to the Corporation; and

(j)	the Corporation ceases or proposes to cease carrying on business.
9.2	Receiver Appointed by the Secured Party
     Upon the occurrence of an Event of Default that is continuing, the Secured Party may appoint or reappoint by instrument in writing, any Person, except an officer or an employee of the Secured Party, to be a Receiver of the Mortgaged Property or any part thereof (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his stead. Any such Receiver shall, so far as concerns responsibility for his acts, be deemed the agent of the Corporation and not the Secured Party, and the Secured Party shall not be in any way responsible for any misconduct, negligence, or nonfeasance on the part of any such Receiver, his servants, agents or employees. The Secured Party may from time to time fix the Receiver’s remuneration. Subject to the provisions of the instrument appointing him, any such Receiver shall have power to take possession of the Mortgaged Property or any part thereof, to preserve its value, to carry on or concur in carrying on, or cease the carrying on, all or any part of the business of the Corporation and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of the Mortgaged Property or any part thereof (in its existing condition or after any repair, processing or preparation for disposition) in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to the Receiver may seem reasonable including terms for deferred payment, upset, reserve bid or price.

     The Receiver may seize, collect, realize, maintain, dispose of, enforce, repair, replace, protect, preserve, substitute, prepare, process, release to third parties or otherwise deal with (and exercise the Corporation’s rights in) any Mortgaged Property in such manner, upon such terms and conditions and at such time as it deems advisable without notice to the Corporation, including:
(a)	to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Mortgaged Property;

(b)	to require the Corporation to deliver possession of the Mortgaged Property at such place or places as directed by the Receiver;

(c)	to receive, endorse and collect any drafts or other Instruments, Documents of Title and Chattel Paper in connection with Section 9.2(a) above;

(d)	to file any claims or take any action or institute any proceedings which the Receiver may deem to be necessary or desirable for the collection of the Mortgaged Property or to enforce compliance with the terms and conditions of any contract or any account; and

(e)	to perform the obligations of the Corporation hereunder and under any of the other Transaction Documents.
     To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Corporation, enter upon, use and occupy all lands and premises owned or occupied by the Corporation wherein the Mortgaged Property or any part thereof may be situate, maintain the Mortgaged Property upon such premises, borrow Money on a secured or unsecured basis and use the Mortgaged Property directly in carrying on the Corporation’s business or as security for loans or advances or other credit to enable him to carry on the Corporation’s business or otherwise, as such Receiver shall, in his discretion, determine. Except as may be otherwise directed by the Secured Party, all amounts received from time to time by such Receiver in carrying out his appointment shall be received in trust for and paid over to the Secured Party. Every such Receiver may, in the discretion of the Secured Party, be vested with all or any of the rights and powers of the Secured Party. The Secured Party may, either directly or through its agents or nominees, exercise any or all of the powers and rights which could be available to a Receiver appointed pursuant to the foregoing.
     Upon the occurrence of an Event of Default the Secured Party or any Receiver may commence and proceed with any actions or judicial proceedings seeking such legal and/or equitable remedies as the Secured Party or Receiver deems advisable to protect and enforce its rights hereunder and in the Mortgaged Property, and may settle or adjust disputes and claims directly with debtors of the Corporation for amounts and on terms that the Secured Party considers advisable.
9.3	Receiver Appointed by the Court
     Upon the occurrence of an Event of Default that is continuing, the Secured Party may make application to a court of competent jurisdiction for the appointment of a Receiver.

9.4	Consultant Appointed by the Secured Party
     If the Secured Party in good faith believes that (a) the prospect of payment of the Indebtedness or the performance of any and all obligations, covenants, agreements and undertakings of the Corporation to the Secured Party, or to any of them, is or is about to be impaired, or (b) the Mortgaged Property or the Security is or is about to be placed in jeopardy, then, if an Event of Default exists, the Secured Party may (without prejudice to any other remedies it may have from time to time), on two (2) Business Days notice to the Corporation, engage a consultant or monitor for the purposes of reviewing the Corporation’s businesses, affairs and prospects, and reporting to the Secured Party on any matter relating thereto. The Corporation hereby authorizes any such consultant or monitor so appointed to enter onto the business premises of the Corporation and any other premises in which the Corporation is entitled to enter onto, and to inspect any of the Corporation’s books, records, information systems or property for such purposes, and the Corporation shall make available its senior officers and employees to assist such consultant or monitor in performing its duties. The reasonable costs and expenses of such consultant shall be for the account of the Corporation and shall be payable by the Corporation to the Secured Party on demand and shall bear interest at the Interest Rate, calculated from the date incurred by the Secured Party to the date paid by the Corporation and such amounts and such interest shall be secured by the Security.
9.5	Right of Possession, Collection, Sale, etc.
     Upon the occurrence of an Event of Default that is continuing, the Secured Party, subject to Applicable Law, may take possession of, collect, demand, sue on, enforce, recover and receive the Mortgaged Property or any part thereof and give valid and binding receipts and discharges therefor and in respect thereof and, upon the occurrence of an Event of Default that is continuing, the Secured Party may sell, lease or otherwise dispose of the Mortgaged Property or any part thereof (in its existing condition or after any repair, processing, or preparation for disposition) in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to the Secured Party may seem reasonable including terms for deferred payment, credit, reserve bid or price. The Corporation acknowledges that the Secured Party or any Receiver may take possession of the Mortgaged Property wherever it may be located and by any method permitted by Applicable Law and the Corporation agrees upon request from the Secured Party or any Receiver to assemble and deliver possession of the Mortgaged Property at such place or places as directed.
9.6	Retention of Mortgaged Property
     Upon the occurrence of an Event of Default the Secured Party may elect to retain all or any Mortgaged Property in satisfaction of the Indebtedness. The Corporation may designate any part of the Indebtedness to be satisfied by the retention of particular Mortgaged Property which the Secured Party considers, acting reasonably, to have a net realizable value approximating the amount of the designated part of the Indebtedness, in which case only the designated part of the Indebtedness will be deemed to be satisfied by the retention of the particular Mortgaged Property.

9.7	Remedies under the PPSA
     In addition to those rights granted herein and in addition to any other rights the Secured Party or any Receiver may have at law or in equity, the Secured Party shall have, both before and after the occurrence of an Event of Default, all rights and remedies of a secured party under the PPSA and the Receiver shall have all rights and remedies of a secured party under and to the extent provided in the PPSA. Provided always, that the Secured Party or any Receiver shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, or otherwise dispose of the Mortgaged Property or to institute any proceedings for such purposes. Furthermore, neither the Secured Party nor any Receiver shall have any obligation to take any steps to preserve rights against other parties to any Security, Instrument or Chattel Paper whether or not in the Secured Party’s or Receiver’s possession and shall not be liable or accountable for failure to do so.
9.8	Specific Performance, Foreclosure, etc.
     Upon the occurrence of an Event of Default that is continuing, the Secured Party may with or without taking possession or entry, proceed to enforce the Security by sale under judgment or order in any judicial proceeding or by a suit or suits in equity or at law or otherwise whether for specific performance of any covenant or agreement contained herein, judicial sale or for foreclosure or for the enforcement of any other legal or equitable remedy available to enforce its rights under this Debenture.
9.9	Effect of Appointment of Receiver
     As soon as the Secured Party takes possession of any Mortgaged Property or appoints a Receiver, all powers, functions, rights and privileges of the Corporation including any such powers, functions, rights and privileges which have been delegated to directors, officers of the Corporation or committees with respect to such Mortgaged Property will cease, unless specifically continued by the written consent of the Secured Party or the Receiver.
9.10	Costs and Expenses
     The Corporation agrees to pay all costs, charges and expenses reasonably incurred by the Secured Party or any Receiver whether directly or for services rendered (including reasonable costs of solicitors and auditors and other legal expenses and Receiver remuneration), in operating any accounts of the Corporation with the Secured Party, in discharging or satisfying any Encumbrances (other than any Permitted Encumbrances unless an Event of Default has occurred and is continuing) upon the Mortgaged Property ranking in priority or pari passu to the Security, borrowings, Taxes and other outgoings affecting the Mortgaged Property, in preparing or enforcing the Security, in taking custody of, holding, preserving, repairing, processing, preparing for sale, lease or other disposition and selling, leasing or otherwise disposing of the Mortgaged Property, in carrying on the business of the Corporation and in enforcing or collecting the Indebtedness; and the Corporation further agrees that all such costs, charges and expenses, together with any amounts owing as a result of any borrowing by the Secured Party or any Receiver, as permitted hereby, shall be a first and prior charge on the proceeds of realization, collection or disposition of the Mortgaged Property and shall be secured hereby.

9.11	Notice
     The Secured Party will give the Corporation such notice or notices, if any, with respect to the disposition of the Mortgaged Property as may be required by the PPSA.
9.12	Power of Attorney
     Upon the occurrence of an Event of Default that is continuing, the Receiver or the Secured Party shall have power to make any sale, lease or other disposition of the Mortgaged Property as contemplated above in the name and on behalf of the Corporation or otherwise and the Receiver or any officer from time to time of the Secured Party is hereby appointed the irrevocable attorney of the Corporation (with full powers of substitution and delegation) for the purpose of making any such sale, lease or other disposition and of executing agreements or documents and taking such action required to complete the same. Each power of attorney in this Debenture is coupled with an interest.
9.13	Remedies Cumulative, Waiver of Defaults
     No right, power or remedy herein conferred upon or reserved to the Secured Party is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy shall, to the extent permitted by law, be cumulative and shall be in addition to every other right, power or remedy given hereunder or now or hereafter existing at law or in equity. The Secured Party shall have the power to waive any Event of Default, provided no such waiver shall be effective unless made in writing and shall not constitute a waiver of any subsequent Event of Default (whether similar or dissimilar). No delay or omission of the Secured Party in the exercise of any right, power or remedy accruing upon any Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every right, power and remedy given hereunder to the Secured Party or under Applicable Law may be exercised from time to time and as often as may be deemed expedient by the Secured Party.
9.14	Disposition of Amounts
     Subject to any applicable requirements of the PPSA and to the rights of the Secured Party or any Receiver under this Debenture or the PPSA or other provisions of law to make deductions in respect of costs, charges and expenses or to apply costs, charges and expenses as a first or prior charge on the proceeds of realization, collection or disposition of the Mortgaged Property, all amounts collected or received by the Secured Party or any Receiver pursuant to or in exercise of any right it possesses with respect to the Mortgaged Property shall be applied in the following order:
(a)	first, to the payment in full of all fees of the Secured Party and all out-of-pocket costs, fees and expenses (including reasonable legal fees on a solicitor and his own client full indemnity basis) incurred by the Secured Party and any Receiver or other enforcement agent appointed by the Secured Party or a court of competent jurisdiction, as the case may be, in connection with the collection or enforcement of the Indebtedness owed to the Secured Party, as applicable, the enforcement of the security interest created hereby or the preservation of the Mortgaged Property;

(b)	second, to the payment in full of the Indebtedness; and

(c)	third, the balance, if any, will be paid, subject to Applicable Law, to the Corporation.
     The Secured Party shall have no liability to the Receiver for the Receiver’s remuneration, costs, charges or expenses.
9.15	Collection of Accounts
     Upon the occurrence of an Event of Default that is continuing, the Secured Party may notify all or any Account Debtors of the Security and may also direct such Account Debtors to make all payments on Accounts, Chattel Paper and Instruments forming part of the Mortgaged Property to the Secured Party. The Corporation acknowledges that any payments on Accounts, Chattel Paper and Instruments forming part of the Mortgaged Property or other Proceeds of the Mortgaged Property received by the Corporation from Account Debtors or other Persons, after notification of this Security to Account Debtors shall be received and held by the Corporation in trust for the Secured Party and shall be turned over to the Secured Party forthwith upon request. Nothing contained in this Section 9.15 shall or shall be deemed to have the effect of making the Secured Party responsible to ascertain the Account Debtors or for the collection of any such accounts or amounts, nor shall the Secured Party, by reason of this Section 9.15 or by reason of any steps, actions, notices or other proceedings, taken or given to enforce such rights be or be deemed to be a mortgagee in possession of the Mortgaged Property or any part thereof nor be liable or accountable for any monies except those actually received.
9.16	Trust During Stay
     The Corporation acknowledges that if a stay of proceedings is issued against the Corporation pursuant to the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangements Act (Canada) or otherwise, the Secured Party would be irreparably harmed and materially prejudiced if any Proceeds of the Mortgaged Property were used for any purpose other than the repayment of the Indebtedness and any other amounts secured hereby, and the Corporation hereby acknowledges and agrees that, without limiting the operation of Section 9.14 hereof, any Proceeds of the Mortgaged Property received by the Corporation while such stay is in effect shall be received and held by the Corporation in trust for the Secured Party.
9.17	Rights of Third Parties
     No person dealing with the Secured Party or its agents or any Receiver shall be concerned to inquire whether the Security has become enforceable, or whether the powers which the Secured Party or its agents or any Receiver is purporting to exercise have become exercisable, or whether any of the Indebtedness remains outstanding or is due, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or of any other dealing by the Secured Party or its agents or any Receiver with the Mortgaged Property or any part thereof or to see to the application of any money paid to the Secured Party or its agents or any Receiver, and, in the absence of fraud on the part of such person, such dealings shall be deemed, as regards the safety and protection of such person, to be within the powers hereby conferred upon the Secured Party or its agents or any Receiver and to be valid and effective accordingly.

9.18	Judgment Against the Corporation
     The Corporation covenants and agrees with the Secured Party that, in the case of any judicial or other proceeding to enforce the Security, judgment may be rendered against it in favour of the Secured Party, for any amount which may remain due in respect of the Indebtedness and for any other amount for which the Corporation may be liable hereunder, after the application to the payment thereof of the proceeds realized hereunder. The covenant of the Corporation to pay interest at the Interest Rate shall not merge in any such judgment and such judgment shall, to the extent permitted by Applicable Law, bear interest at the Interest Rate until such judgment and all interest thereon has been paid in full.
9.19	Conflict with Laws
     If the law of any Province or Territory of Canada within which any foreclosure, enforcement or sale hereunder is to be conducted shall provide for different or additional requirements than those specified herein as prerequisites to or incidental to such foreclosure, enforcement or sale of or under the security hereby constituted or any part thereof, then and in that event the laws of such Province or Territory shall be deemed to have been set forth herein at length, and any conflicting provisions hereof shall be disregarded, and the method of foreclosure, enforcement or sale of or under the Security, required by any such laws shall, insofar as may be necessary, be substituted herein as the method of foreclosure, enforcement or sale in lieu of that set forth above.
9.20	Insolvency Proceedings
     The Corporation shall have the following obligations with respect to insolvency proceedings:
(a)	the Corporation shall not commence any insolvency proceedings which would have the effect of staying or otherwise delaying or restricting in any way the rights of the Secured Party or under which the Secured Party would be an affected creditor in any other respect;

(b)	if the Corporation seeks the appointment of a trustee or monitor in any insolvency proceedings, the proposed appointee shall be subject to the Secured Party’s prior approval;

(c)	in the case of any insolvency proceedings, the Corporation does hereby and will consent to an application by the Secured Party to a court of competent jurisdiction for an order to appoint an interim receiver pursuant to the provisions of the Bankruptcy and Insolvency Act (Canada) or a similar official appointed under similar legislation of any other jurisdiction;

(d)	if the exercise of any of the Secured Party’s rights are stayed or otherwise delayed or restricted in any way pursuant to any insolvency proceedings, the Corporation does hereby and will consent to an application by the Secured Party to a court of competent jurisdiction for an order to lift the stay or other restrictions; and

(e)	in the case of any commencement by the Corporation of any insolvency proceeding, the Corporation hereby authorizes and consents (to the extent not already previously done by the Corporation and without any requirement for any notice or demand whatsoever) to the Secured Party notifying and directing all debtors of the Corporation to make payment to the Secured Party directly and the Corporation acknowledges, confirms and agrees that such amounts shall be the sole and exclusive property of the Secured Party, that any such actions, in and of itself, shall not constitute or be regarded in any way as an enforcement of any of the Secured Party’s security or remedies and that in the event that, notwithstanding the above, any amounts are received by the Corporation, such amounts shall be, and shall be deemed to be, held separate and apart and in trust for the exclusive benefit of the Secured Party.
ARTICLE 10
DEFEASANCE
10.1	Defeasance
     If the Corporation shall pay indefeasibly and in full the Indebtedness, and all other sums secured by this Debenture in the manner and upon the terms and conditions hereinbefore or elsewhere provided or permitted then and in that case the estate, right, title and interest of the Secured Party hereunder shall cease and determine and all the Mortgaged Property shall revert to the Corporation or to whomsoever may be entitled thereto, and the Secured Party shall execute, acknowledge and deliver to the Corporation, at the Corporation’s expense, a release or reconveyance without warranty of all the Mortgaged Property then held hereunder, or such other instruments as may be necessary or appropriate therefor, and shall assign or cause to be assigned and delivered to the Corporation all documents pledged by it under this Debenture, or any debenture supplemental hereto.
ARTICLE 11
SEVERABILITY
11.1	Severability
     All rights, remedies, and powers provided herein may be exercised only to the extent that the exercise thereof does not violate Applicable Law and all the provisions of this Debenture are intended to be subject to Applicable Law and to be limited to the extent necessary so that they will not render this Debenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law. Any provision hereof contrary to Applicable Law or unenforceable under Applicable Law shall be deemed to be ineffective and shall be severable from and shall not invalidate any other provision of this Debenture.

ARTICLE 12
NOTICES
12.1	Notices
     All statements, invoices, notices, requests, demands, instructions and other communications required or permitted to be given hereunder shall be in writing and shall be delivered by personal delivery or by transmittal by telecopy or other electronic means of communication addressed to the Corporation or the Secured Party as follows:
If to the Corporation, addressed to:
Ivanhoe Energy Inc. 654 – 999 Canada Place Vancouver, BC V6C 3E1 Attention: Corporate Secretary Fax No.: (604) 682-2060

If to the Secured Party, addressed to:

Talisman Energy Canada 2000 – 888 3rd Street SW Calgary, AB T2P 5C5

Attention: Executive Vice President, Legal Fax No.: (403) 231-3633
or to such other address or telecopy number as either the Corporation or the Secured Party may designate as to itself by notice to the other. Any statement, notice, demand or other communication made or given by personal delivery or by telecopier or other electronic means of communication during normal business hours at the place of receipt prior to 5:00 p.m. (Calgary time) on a Business Day shall be conclusively deemed to have been made or given at the time of actual delivery or transmittal on such Business Day; otherwise they shall be deemed delivered on the next following Business Day. Each notice or communication given by the Corporation or the Secured Party hereunder shall be binding on it and shall not be revocable without the consent of the other.
ARTICLE 13
ASSIGNMENTS
13.1	Assignments
     Except as provided herein and in the other Transaction Documents, neither the Corporation nor the Secured Party shall assign, mortgage, charge or grant a security interest in the Corporation’s interest and obligations in and under this Debenture or other Transaction Documents without the prior written consent of the other party, not to be unreasonably withheld; provided that, nothing shall in any way limit or restrict the right of the Secured Party to:

(a)	assign, mortgage, charge or grant a security interest in the Secured Party’s interest in and under this Debenture in whole or in part to a financial institution, or to such other entity consented to by the Corporation in writing, such consent not to be unreasonably withheld;
(b)	assign this Debenture and all of its rights hereunder to Talisman Energy Inc. or any of its direct or indirect wholly owned subsidiaries.
ARTICLE 14
INDEMNITIES
14.1	No Liability for Error of Judgment
     The Secured Party shall not be liable for any error of judgment or act done by it in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for its gross negligence or wilful misconduct. The Secured Party shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by the Secured Party hereunder, believed by the Secured Party in good faith to be genuine. All moneys received by the Secured Party shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by Applicable Law), and the Secured Party shall be under no liability for interest on any moneys received by it hereunder. The Corporation hereby ratifies and confirms any and all acts which the Secured Party or its successors or substitutes shall do lawfully by virtue hereof.
14.2	No Liability in Receivership
     Neither the Secured Party nor any Receiver nor any agent of the Secured Party shall: (i) be responsible or liable for any debts contracted by it, for damages to persons or property, for salaries or for non-fulfillment of contracts during any period when the Secured Party or any Receiver shall manage or be in possession of any security interest created hereby; (ii) be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable; (iii) nor be bound to do, observe or perform or to see to the observance or performance by the Corporation of any obligations or covenants imposed upon the Corporation; (iv) nor in the case of any Chattel Paper, Security or Instrument, be obligated to preserve rights against any other persons. The Corporation hereby waives any law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party or any Receiver than aforesaid.
14.3	Indemnity respecting Payments
     The Corporation hereby indemnifies and agrees to hold harmless the Secured Party and its successors and assigns from and against all liabilities, actions, claims, demands, judgments, costs (including all reasonable legal fees and expenses whatsoever), charges and reasonable legal fees that may be made against or incurred by the Secured Party as a result of, in respect of or arising out of any claim, action or charge that the Secured Party has received funds that are or may be the property of or be claimed by a third person, either before or after the payment in full of the Principal Sum, interest and other monies secured hereby and either before or after the release either wholly or partially of the mortgage, charge and security interest created hereby except where the Secured Party has received such funds as a result of the gross negligence or wilful misconduct of the Secured Party or any Receiver; and the Secured Party shall have the right to defend against any such claims, actions and charges, and claim from the Corporation all expenses incurred by the Secured Party in connection therewith, including without limitation all reasonable legal fees and expenses whatsoever that may be paid by the Secured Party in connection therewith. This covenant and indemnity shall survive the repayment of the Indebtedness and shall remain in full force and effect for the benefit of the Secured Party notwithstanding the full or partial release of the mortgage, charge and security interest created hereby, or any foreclosure in respect thereof. If any such claim, action or charge as aforesaid is made after the full or partial release of the mortgage, charge and security interest created hereby, or any foreclosure in respect thereof, such mortgage, charge and security interest shall automatically be reinstated without any further action by the Corporation or the Secured Party, as if and as though such security interest had never been released or foreclosed, and shall constitute security for all such amounts claimed by the Secured Party pursuant to this indemnity.
14.4	General Indemnity
     The Corporation hereby indemnifies and agrees to save harmless the Secured Party and every Receiver from and against any and all liabilities, actions, claims, demands, judgments, costs (including all reasonable legal fees and expenses whatsoever), charges, fines, penal or administrative sanctions made against, suffered or incurred by the Secured Party or any Receiver as a result of, in respect of or arising out of the taking of this Debenture, save and except for gross negligence and willful misconduct of the Secured Party; and the Secured Party and every Receiver shall have the right to defend against any such liabilities, actions, claims, demands, charges and sanctions and to claim from the Corporation all expenses incurred in connection therewith (including all reasonable legal fees and expenses whatsoever). It is understood and agreed that the covenants and conditions of this indemnity shall remain in full force and effect notwithstanding the payment or release, either partially or wholly, of the mortgage, charge and security interest created hereby, or any foreclosure in respect thereof.
ARTICLE 15
GENERAL
15.1	Enurement
     This Debenture shall be binding upon and shall ensure to the benefit of the Secured Party and its successors and assigns and shall be binding upon the Corporation and its permitted successors and assigns.
15.2	Waiver
     No waiver by the Secured Party of any provision, or the breach of any provision, of this Debenture shall be effective unless it is contained in a written instrument signed by authorized officers or representatives of the Secured Party. Such written waiver shall effect only the matter specifically identified in the instrument granting the waiver and shall not extend to any other matter, provision or breach.

15.3	Waiver of Presentment
     The Corporation hereby expressly waives demand for payment, presentment, protest and notice of dishonor of this Debenture. Any failure or omission by the Secured Party to present this Debenture for payment, protest or provide notice of dishonor will not invalidate or adversely affect in any way any demand for payment or enforcement proceeding taken under this Debenture.
15.4	Delay Not Waiver
     The failure of the Secured Party to give notice to the Corporation or to take any other steps in exercising any right, or in respect of the breach or nonfulfillment of any provision of this Debenture, shall not operate as a waiver of that right, breach or provision nor shall any single or partial exercise of any right preclude any other or future exercise of that right or the exercise of any other right, whether in law or in equity or otherwise.
15.5	Further Assurances
     The Corporation shall at its own cost and expense, from time to time and without further consideration, execute or cause to be executed all documents and take such regulatory or other actions which are necessary or desirable for the better assuring, mortgaging, charging, transferring, assigning, granting, delivering and confirming unto the Secured Party the Mortgaged Property, or any part thereof, and for the better accomplishing and effectuating the purpose of this Debenture.
15.6	Governing Law
     This Debenture shall be governed by and construed according to the laws of the Province of Alberta and the laws of Canada applicable therein and the Corporation shall submit and attorn to the non-exclusive jurisdiction of the Alberta courts, without prejudice to the rights of the Secured Party to take proceedings in any other jurisdictions.
15.7	Pledge
     This Debenture may be assigned, deposited and pledged by the Corporation as security for the payment and performance by the Corporation of its present and future obligations, indebtedness and liabilities to the Secured Party or to any of them, of whatsoever nature and kind. This Debenture shall not be deemed to have been redeemed by reason of the account of the Corporation having ceased to be indebted while this Debenture was so assigned, deposited or pledged and no payment shall reduce the amount owing or payable under this Debenture unless specifically appropriated to and noted on this Debenture at the time of payment.
15.8	Time is of the Essence
     Time is of the essence hereof.

15.9	No Set-off or Counterclaim
     The Corporation agrees that all amounts payable by it hereunder will be paid and will be assignable free from any right of set-off or counterclaim or equities between the Corporation and the Secured Party.
15.10	Additional Security
     The Corporation agrees that this Debenture is given in addition to and not in substitution for any other security now held or hereafter acquired by the Secured Party and no payment to the Secured Party shall constitute payment on account of the Indebtedness unless specifically so appropriated in writing by the Secured Party. The taking of any action or proceedings or refraining from so doing, or any other dealing with any other security for the Indebtedness shall not release or affect the Security and the taking of the Security or any proceedings hereunder for the realization of the Security shall not release or affect any other security held by the Secured Party for the Indebtedness.
15.11	Copy Received
     The Corporation acknowledges having received and retained a copy of this Debenture and waives its right to receive a copy of any financing statement or financing change statement registered in respect thereof.
15.12	Dealings by Secured Party
     The Secured Party may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, and otherwise deal with the Mortgaged Property, the Corporation, debtors of the Corporation, sureties of the Corporation, and others as the Secured Party may see fit, without prejudice to the Indebtedness and the rights of the Secured Party to hold and realize upon the Security. The Secured Party has no obligation to keep Mortgaged Property identifiable, or to preserve rights against other persons in respect of any Mortgaged Property.
15.13	No Subordination
     Nothing in this Debenture shall be construed as a subordination by the Secured Party of the mortgages, charges and secured interests created hereby in and to any of the Mortgaged Property, provided that the provisions of clause 13.1(a) of the Asset Transfer Agreement are acknowledged.
15.14	Acknowledgement
     The Corporation, by executing this Debenture, hereby acknowledges and agrees that:
(a)	value has been given by the Secured Party;

(b)	the Corporation has rights in the Mortgaged Property; and

(c)	notwithstanding that the mortgage, charge and security interest created pursuant to Section 5.1(b) is stated to be a floating charge, the time for attachment of the mortgage, charge and security interest created pursuant to this Debenture has not been postponed and is intended to attach when this Debenture is signed by the Corporation, and attaches at that time to property in which the Corporation then has any right, title or interest and attaches to property in which the Corporation subsequently acquires any right, title or interest at the time when the Corporation first acquires such right, title or interest.
     IN WITNESS WHEREOF this Debenture is executed effective as of the day and year first above written.

IVANHOE ENERGY INC.
Per:	/s/ “Ian S. Barnett”
	Name:	Ian S. Barnett
	Title:	Executive Vice-President, Corporate Development and Finance

SCHEDULE A
to this Debenture dated July 11, 2008
Specifically Mortgaged Property
The Specifically Mortgaged Property referred to in Section 5.1(a) to the Debenture to which this Schedule “A” forms part includes all of the present and after-acquired right, title and interest of the Corporation in and to:
(a)	all Crude Bitumen, petroleum, natural gas and related hydrocarbons or minerals in place or in storage within, upon or under the Specifically Mortgaged Lands (the interest of the Corporation therein being represented to be not less than that set forth in Exhibit “1” to this Schedule “A”);
(b)	all rights, licences, agreements, leases, permits, servitudes, privileges, easements, rights of way, rights of entry, rights of ingress and egress, and other surface rights, governmental or administrative authorizations, licenses, permits and consents and other rights now owned or hereafter acquired by the Corporation under which the Corporation derives, holds or maintains the right to enter upon, occupy and use the Specifically Mortgaged Lands and any other lands whatsoever used in connection with operations relating to such lands, including without limitation the right to drill for, produce, store, gather, treat, process, ship, or transport hydrocarbons and associated waste products now or hereafter produced or allocated to the Specifically Mortgaged Lands;
(c)	all leases, licenses, permits, reservations, agreements, authorizations and other instruments (including, without limitation, such as may be described in Exhibit “1” attached hereto) under which the Corporation derives, holds or maintains rights in and to the Specifically Mortgaged Lands or any Products, including agreements respecting the right to drill for, produce, store, gather, treat, process, ship, or transport hydrocarbons and associated waste products now or hereafter produced or allocated to the Specifically Mortgaged Lands, and all rights, benefits, privileges and advantages of the Corporation thereunder or derived therefrom;
(d)	all the estate or interest of the Corporation in or to any of the said hydrocarbons or minerals, rights, licences, permits and lands;
(e)	all the right, title and interest of the Corporation in and to all surface and subsurface machinery, apparatus, equipment, field facilities and other property and assets of whatsoever nature and kind (including without limitation all wells, casing, tubing, rods, pumps and pumping equipment, wellhead equipment, separators, flow lines, pipelines, tanks, treaters, heaters, plans and systems to gather, treat, compress, process and/or upgrade hydrocarbons, plants and systems to treat, dispose of or inject water or other substances, power plants, poles, lines, transformers, starters, controllers and machine shops) used, useful, or intended to be used in connection with operations on or relating to the Specifically Mortgaged Lands, including with respect to the production, injection, compression, treatment, processing, storage, upgrading, measuring, gathering or transportation of hydrocarbons therefrom or allocated thereto to the extent such property and assets constitute a fixture on or serving the Specifically Mortgaged Property; and

(f)	all buildings, structures, improvements, expansions, erections, works and fixtures now or hereafter brought, built, erected, constructed, placed or otherwise situate on or serving the Specifically Mortgaged Lands;
and in particular, but without limitation, the rights and interests of the Corporation referred to in Exhibit “1” hereto.

EXHIBIT 1 TO SCHEDULE A
to this Debenture dated July 11, 2008
Specifically Mortgaged Lands and Oil Sands Leases

SCHEDULE B
to this Debenture dated July 11, 2008
Intellectual Property

RTP™ Heavy Oil Upgrading Method and Product
Patent # or
Patent	Application #	Jurisdiction	Ownership
Rapid Thermal Processing of Heavy Hydrocarbon Feedstocks	09/958,261 (Pending)	United States	Ivanhoe Energy Inc.

	(Pending)	Kuwait	Ivanhoe Energy Inc.

	(Pending)	Libya	Ivanhoe Energy Inc.

RTP™ Heavy Oil Upgrading Product
	Patent # or
Patent	Application #	Jurisdiction	Ownership
Products Produced from Rapid Thermal Processing of Heavy Hydrocarbon Feedstocks	7,270,743	United States	Ivanhoe Energy Inc.

	11/713,520	United States	Ivanhoe Energy Inc.

Modified RTP™ Process — Upgrading Method
Patent # or
Patent	Application #	Jurisdiction	Ownership
Modified Thermal Processing of Heavy Hydrocarbon Feedstocks	10/269,538 (Pending)	United States	Ivanhoe Energy Inc.

	10/419,053 (Pending)	United States	Ivanhoe Energy Inc.

Low Resid Application
Patent # or
Patent	Application#	Jurisdiction	Ownership
Methods and Systems for Producing Reduced Resid and Bottomless Products from Heavy Hydrocarbon Feedstocks	12/046363 (Pending)	United States	Ivanhoe Energy Inc.

	08-8261 (Pending)	Brazil	Ivanhoe Energy Inc.

	(Pending)	Canada	Ivanhoe Energy Inc.

	(Pending)	China	Ivanhoe Energy Inc.

	(Pending)	Columbia	Ivanhoe Energy Inc.

	(Pending)	Ecuador	Ivanhoe Energy Inc.

	(Pending)	EP	Ivanhoe Energy Inc.

	(Pending)	Eurasian Patent	Ivanhoe Energy Inc.

	479/KOL/2008 (Pending)	India	Ivanhoe Energy Inc.

	p.00200800144 (Pending)	Indonesia	Ivanhoe Energy Inc.

	52/2008 (Pending)	Iraq	Ivanhoe Energy Inc.

	2008-61888 (Pending)	Japan	Ivanhoe Energy Inc.

	(Pending)	Kuwait	Ivanhoe Energy Inc.

	3580/2008 (Pending)	Libya	Ivanhoe Energy Inc.

	MX/A/2008/003534 (Pending)	Mexico	Ivanhoe Energy Inc.

	42/2008 (Pending)	Oman	Ivanhoe Energy Inc.

	455.2008 (Pending)	Peru	Ivanhoe Energy Inc.

	(Pending)	Saudi Arabia	Ivanhoe Energy Inc.

	2008-000463 (Pending)	Venezuela	Ivanhoe Energy Inc.